UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (419) 626-0830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Credit Agreement

On March 14, 2018, Cedar Fair, L.P. (“Cedar Fair” or the “Borrower”) entered into Amendment No. 1 (the “Amendment Agreement”) to the amended and restated credit agreement dated as of April 13, 2017 among the Borrower, Magnum Management Corporation (“Magnum”), Canada’s Wonderland Company (“Cedar Canada”) and Millennium Operations LLC (“Millennium”, and, collectively with Cedar Fair, Magnum and Cedar Canada, the “Borrowers”), the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”).

The Amendment Agreement amended the Credit Agreement to, among other things, in respect of the U.S. term B loans thereunder (the “Repriced Term Loans”), (i) reduce the applicable margin on base rate borrowings from 1.25% to 0.75% and (ii) reduce the applicable margin on eurodollar borrowings from 2.25% to 1.75%. All other material terms and provisions of the Repriced Term Loans remain substantially the same as the terms and provisions in place for the existing U.S. term B loans immediately prior to the effectiveness of the Amendment Agreement.

In addition, in the event that, within six months of the effective date of the Amendment Agreement, the Repriced Term Loans are amended to reduce the interest rate applicable thereto or are refinanced with the proceeds of term loans with a lower yield than that applicable to the Repriced Term Loans, such prepayment or amendment shall be accompanied by a premium equal to 1% of the principal amount of Repriced Term Loans subject to such repricing transaction. Thereafter, the Borrower will be permitted to prepay any of the Repriced Term Loans at any time without penalty or premium (subject to LIBOR redeployment costs).

The foregoing summary is qualified in its entirety by reference to the Amendment Agreement (and the Credit Agreement attached as an exhibit thereto), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Certain Relationships

The financial institutions party to the Amendment Agreement and the Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Cedar Fair and its affiliates, for which they receive customary fees.

Item 8.01	Other Events.

On March 14, 2018, Cedar Fair issued a press release announcing the entry into the Amendment Agreement and the repricing of its U.S. term B loans. Cedar Fair hereby incorporates by reference the information in its press release, dated March 14, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amendment No. 1, dated March  14, 2018, among Cedar Fair, L.P., Magnum Management Corporation, Canada’s Wonderland Company and Millennium Operations LLC, as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties thereto.

99.1	Text of press release issued by Cedar Fair, L.P. on March 14, 2018, announcing the entry into Amendment No. 1 and the repricing of its U.S. term B loans.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	CEDAR FAIR, L.P.

By: Cedar Fair Management, Inc., General Partner

	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer